Exhibit 10.13

DAIRY FARM COOPERATION AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated 20 October 2011 and is entered into by and among [____] doing business as Portland Pacific Capital (“PPC”), David Levine, an individual residing in Oregon (“DL” and, together with PPC, “DLPPC”), and Bluesphere Corporation, a Nevada corporation (“BSC”).   Each of PPC, DL and BSC are referred to individually as a “Party” and, collectively, as “Parties”.

Whereas DLPPC has offered to perform and BSC agrees to accept the services enumerated in Section 2 below;

Whereas DLPPC has represented that it has the connections, expertise and ability to perform the services enumerated below in Section 2;

Whereas BSC is relying on and will rely on DLPPC’s connections, expertise and ability to perform such services in a reasonably prudent manner to enter into this Agreement;

Whereas DLPPC is relying on BSC’s representations that it connections, expertise and ability to perform services to be performed in Section 3;

Now, therefore, in consideration of the mutual premises and covenants contained herein, and intending to be legally bound, the Parties agree as follows

1.           Framework

(a) The Parties hereby agree to use commercially reasonable efforts to identify and implement dairy farm projects for renewable energy, emissions reductions, production of soil amendments and/or dairy bio-fiber and other purposes in the United States and Canada (collectively, the “Cooperation Scope”).

(b) The foregoing recitals are hereby incorporated herein and made part of this Agreement.

2.           Services To Be Performed by DLPPC

(a) DLPPC agrees to use commercially reasonable efforts to identify, vet and introduce to BSC:

 (1)           candidates or projects within the Cooperation Scope to BSC for evaluation by BSC for project implementation (it being understood and agreed that any introduction shall  include sufficient economic, technical and other data for evaluation in the reasonable judgment of BSC);

(2)           (upon request from BSC) a suitable technology for each relevant project;

(3)           (upon request from BSC) a suitable candidate for equipment, procurement and construction services for each relevant project; and/or

(4)           (upon request from BSC) suitable off-takers for energy and/or by-products to be produced in each relevant project.

(b)         Additionally, and upon request from BSC, DLPPC agrees to provide (or arrange for the provision of) administrative and development support and arrange and supervise operation and maintenance services for each relevant project.

3.           Services To Be Performed by BSC

BSC agrees to use its commercially reasonable efforts to finance and implement (or procure the implementation of) projects introduced to it by DLPPC.  Where BSC does not request DLPPC to perform services pursuant to Sections 2(a)(2), (3) and (4) and 2(b) above, BSC will be responsible for performing (or procuring the performance of) such services.

4.           DLPPC’s Compensation

(a)          Where DLPPC performs the services enumerated in Sections 2(a)(1) and any of the services enumerated in Sections 2(a)(2), (3) and (4) and 2(b) above, DLPPC’s equity interest in the applicable project company (“Project Company”) shall be:

(0.27)*(BSC’s interest in the Project Company) – i.e., 0.27 multiplied by the percentage of BSC’s interest in the Project Company.

(b)          Where DLPPC performs the services enumerated in Section 2(a)(1) only, DLPPC’s shareholding in the company to be created to implement the relevant project shall be:

(0.13.5)*(BSC’s interest in the Project Company) – i.e., 0.13.5 multiplied by the percentage of BSC’s interest in the Project Company.

(c)           Where DLPPC performs the services enumerated in Sections 2(a) (2), (3) and (4) and 2(b) only (i.e., does not identify and introduce to BSC the relevant project), DLPPC’s shareholding in the company to be created to implement the relevant project shall be:

(0.13.5)*(BSC’s interest in the Project Company) – i.e., 0.13.5 multiplied by the percentage of BSC’s interest in the Project Company.

5.           Cooperation Details

(a)           The Parties agree that their legal and commercial relations are non-exclusive.

(b)          The Parties agree that BSC shall have reasonable discretion to adopt and create a structure for each project (e.g., a special purpose vehicle) to accommodate the requirements and preferences of the parties investing funds into such project and to avail itself of available tax, corporate and legal benefits.  BSC shall consult with DLPPC in this regard, but not be obligated to accept or fulfil advice or requests made by DLPPC.

(c)           BSC is not obligated to accept any offer of any kind from any party and may refuse to conclude any agreement or transaction with or without good cause. Unless otherwise agreed, no compensation or reimbursement of any kind will under any circumstances be payable under this Agreement or otherwise if a transaction with a candidate is not consummated by BSC for any reason whatsoever.

(d)          The Parties agree to work together in full transparency so that all records, documents, agreements (including agreements entered into by BSC and third-party investors) and information pertaining to any project evaluated or implemented hereunder shall be reasonably accessible by each Party hereto.

(e)           DLPPC agrees that BSC or one or more its affiliates shall be the party(ies) to enter into and sign agreements in respect of project implementation hereunder.

(f)           After the establishment of a special purpose company for the implantation of a project, the Parties shall prepare a budget and project implementation plan in respect of such project.  Such budget and implementation plan shall cover, among other things, costs, expenses, investment, payments, maintenance and operation, equipment, procurement, construction, technology and timing.  The relevant special purpose company shall be responsible for any and all expenses, payments and actions in respect of the project for which it was opened.  For the avoidance of doubt, it is agreed that each Party shall bear its own expenses in respect of a project incurred prior to the opening of the relevant special purpose company.

6.           Non-Disclosure and Non-Circumvention

Each of DLPPC and BSC agrees that it shall keep confidential and not disclose to (and require its representatives or any parties it works with in connection with any transaction to keep confidential and not disclose to) any other person any information that it receives as well as information derived therefrom (“Confidential Information”) unless authorized to do so by the disclosing party, required to do so by law or such information is in the public domain or publicly available.  Each of DLPPC and BSC further agrees to refrain from taking any action (and to cause its representatives or any parties it works with in connection with any transaction to refrain from taking any action) using the Confidential Information that will have the effect or the potential effect of circumventing or pre-empting, to any degree, the disclosing party’s full and unfettered use of and benefit from its Confidential Information. The recipient shall only put any of such Confidential Information to its own use after receiving proper, explicit and prior authorization from the disclosing party, in writing, to do so.

7.           Term and Termination

This Agreement shall terminate five years from its date unless earlier terminated by either Party if it determines in its sole discretion that this Agreement does not satisfy its commercial expectations. However, termination of this Agreement shall not affect either party’s right to compensation otherwise provided for in this Agreement if BSC consummates a transaction with a candidate that had been introduced to it by DLPPC before such termination, BSC consummates a transaction with such candidate within two years from such termination and such Fee would have been payable to DLPPC under this Agreement had such transaction been consummated before such termination.  Section 6 shall survive the termination hereof for a period of one year.

8.           Status of DLPPC

DLPPC is an independent contractor and not an agent of BSC for any purpose whatsoever. DLPPC has no authority to, and agrees not to, assume or create any obligation or liability, express or implied, on BSC's behalf, or bind BSC in any manner or to anything whatsoever. Unless otherwise agreed with BSC, DLPPC agrees to be liable for and to pay its own expenses (unless otherwise agreed to in writing).

9.           Miscellaneous

No provision of this Agreement may be amended, modified or waived orally, but only in writing signed by a duly authorized officer of BSC and PPC and DL. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, written or oral, between the parties or their affiliates or agents with respect to the subject matter hereof. The headings in this Agreement are for convenience of reference only, and shall not alter or affect the meaning of any provision. Each party acknowledges that it has not relied upon any representation of the other party, except for any representation made by such party under the express terms of this Agreement, in entering into and undertaking the obligations imposed by this Agreement. This Agreement shall be construed, interpreted and enforced in accordance with the substantive laws of Israel. The parties agree that any action brought to resolve any controversy arising under or relating to this Agreement shall be subject to the non-exclusive jurisdiction of the courts of Israel and any court which may hear appeals from those courts in relation to any disputes arising out of or in connection with this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Pacific Portland Capital

/s/ David LeVine

By: David LeVine
Title: Principal

David LeVine

/s/ David LeVine

Bluesphere Corporation

By:
Title: